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                     1st FRANKLIN FINANCIAL CORPORATION

                             INDEX TO EXHIBITS


   Exhibit No.                                               Page No.
   ----------                                                -------

        19     Quarterly Report to Investors for the
                   Six Months Ended June 30, 1997 .......        4

        27     Financial Data Schedule ..................       13
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